Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statements on Form S-3 Amendment 1 of China Precision Steel, Inc (the “Company”) of our report dated October 30, 2006 related to the consolidated financial statements of the Company as of June 30, 2006 and 2005 and for the two years then ended which appear in the Company’s Form DEF 14A dated November 22, 2006.

/s/ Murrell Hall McIntosh & Co. PLLP

Oklahoma City, Oklahoma

April 2, 2007